                                                     Exhibit 4.3




                          UNIT AGREEMENT


                             Between


                    PARK COMMUNICATIONS, INC.


                               and


                IBJ SCHRODER BANK & TRUST COMPANY,
                          as Unit Agent



                     Dated as of May 13, 1996
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       UNIT AGREEMENT (the "Agreement") dated as of May 13, 1996
between PARK COMMUNICATIONS, INC., a Delaware corporation (the
"Issuer"), and IBJ SCHRODER BANK & TRUST COMPANY, as Unit Agent.

       WHEREAS, the Issuer proposes to issue $80,000,000 aggregate principal amount of its 13-3/4% Senior Pay-in-Kind Notes due 2004 (the "Notes") pursuant to an Indenture dated as of May 13, 1996 (the "Indenture") between the Issuer and IBJ Schroder Bank & Trust Company, as Trustee (the "Trustee"), and the Issuer proposes to issue warrants (the "Warrants") to purchase initially an aggregate of 800,000 shares of its Common Stock, par value $0.0001 per share (the "Common Stock"), pursuant to a Warrant Agreement dated May 13, 1996 (the "Warrant Agreement") between the Issuer and IBJ Schroder Bank & Trust Company, as Warrant Agent (the "Warrant Agent"). The Notes and the Warrants will initially be offered as part of a unit (the "Units"), with each Unit consisting of $1,000 principal amount at maturity of Notes and ten warrants each to purchase one share of Common Stock of the Issuer.

       WHEREAS, the Issuer, the Trustee and the Warrant
Agent desire to appoint IBJ Schroder Bank & Trust Company to act as their agent for the purpose of enforcing the provisions contained in this Agreement. IBJ Schroder Bank & Trust Company in such capacity is referred to herein as the "Unit Agent".

       WHEREAS, the Notes and the Warrants will not be separately transferable prior to their separation pursuant to
Section 2 below (the "Separation Date").

       NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

       SECTION 1.  Appointment of Unit Agent.  (a)  The
Issuer hereby appoints the Unit Agent to act as agent for the Issuer in accordance with the instructions set forth hereinafter in this Agreement, and the Unit Agent hereby
accepts such appointment.
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       (b)  The Trustee and the Issuer hereby appoint the
Unit Agent as Authenticating Agent and Registrar (as such terms are defined in the Indenture) for the Notes until the Separation Date. In its capacity as Authenticating Agent and
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Registrar, the Unit Agent shall have the rights and obligations provided for such capacities in the Indenture.

       (c) The Warrant Agent and the Issuer hereby appoint the Unit Agent as an agent of the Warrant Agent for the purposes of maintaining a register of the registered owners of and the registration of transfers and exchanges of the Warrants until the Separation Date. In its capacity as agent of the Warrant Agent, the Unit Agent shall have the rights and obligations provided for such capacities in the Warrant Agreement.

       SECTION 2.  Separation of the Notes and the Warrants.
(a) The Notes and the Warrants shall not be separately transferable until the Separation Date, which shall be the earliest of (i) November 15, 1996, (ii) the date a registration statement with respect to a registered exchange offer for the Notes is declared effective under the Securities Act, (iii) the occurrence of an Exercise Event (as defined below), (iv) the occurrence of an Event of Default (as defined in the Indenture), or (v) such earlier date as determined by Merrill Lynch, Pierce, Fenner & Smith Incorporated in its discretion. With respect to each Warrant, an "Exercise Event" means the date of the earliest of: (1) immediately prior to the occurrence of a Change of Control (as defined in the Warrant Agreement), (2) the 180th day (or such fewer number of days as determined by the Company in its sole discretion) after the consummation of a Public Equity Offering, (3) the 90th day after the Registration Election Date (as defined in the Warrant Agreement), (4) the approval by the holders of Capital Stock of the Company of any Plan of Liquidation (as defined in the Warrant Agreement) of the Company and (5) the 180th day prior to May 15, 2004. In the event that a separation of the Notes and the Warrants occurs, on the Separation Date the Company shall notify the Unit Agent, the Trustee and the Warrant Agent, with a copy of such notice to The Depository Trust Company, of such separation and holders of Notes or Warrants may request that the Unit Agent remove the legend described in Section 2(b) below from Notes or Warrants.

       (b)  The Notes and the Warrants (and all Notes and
Warrants issued in exchange therefor or substitution thereof) shall bear a legend substantially to the following effect:

   THIS SECURITY HAS BEEN OFFERED AS PART OF A UNIT.
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   EACH OF THE UNITS CONSISTS OF $1,000 PRINCIPAL
   AMOUNT AT MATURITY OF SENIOR PAY-IN-KIND NOTES DUE
   2004 OF THE COMPANY (THE "NOTES") AND TEN
   WARRANTS, EACH WARRANT INITIALLY EXERCISABLE TO
   PURCHASE ONE SHARE OF COMMON STOCK, PAR VALUE
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   $0.0001 PER SHARE, OF THE COMPANY (THE
   "WARRANTS").  THE NOTES AND THE WARRANTS WILL NOT
   BE TRANSFERABLE BY A HOLDER THEREOF SEPARATELY
   FROM EACH OTHER UNTIL THE "SEPARATION DATE," WHICH
   SHALL BE THE EARLIEST OF (i) NOVEMBER 15, 1996;
   (ii) THE DATE A REGISTRATION STATEMENT WITH
   RESPECT TO A REGISTERED EXCHANGE OFFER FOR THE
   NOTES IS DECLARED EFFECTIVE UNDER THE SECURITIES
   ACT; (iii) THE OCCURRENCE OF AN EXERCISE EVENT (AS
   DEFINED IN THE WARRANT AGREEMENT); (iv) THE
   OCCURRENCE OF AN EVENT OF DEFAULT (AS DEFINED IN
   THE INDENTURE); OR (v) SUCH EARLIER DATE
   DETERMINED BY MERRILL LYNCH, PIERCE, FENNER &
   SMITH INCORPORATED IN ITS DISCRETION.

       SECTION 3.  Unit Agent.  The Unit Agent undertakes
the duties and obligations imposed by this Agreement upon the following terms and conditions, by which the Issuer and the holders of Units, by their acceptance thereof, shall be bound:

       (a) The statements contained herein shall be taken as statements of the Issuer, and the Unit Agent assumes no responsibility for the correctness of any of the same except such as describe the Unit Agent. The Unit Agent assumes no responsibility with respect to the distribution of the Units except as herein otherwise specifically provided.

       (b) The Unit Agent shall not be responsible for and shall incur no liability or responsibility to the Issuer or any holder of a Unit for any failure of the Issuer to comply with any of the covenants in this Agreement, the Indenture or Warrant Agreement.

       (c) The Unit Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Issuer) and the Unit Agent shall incur no liability or responsibility to the Issuer or to any holder of any Unit in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

       (d) The Unit Agent shall incur no liability or responsibility to the Issuer or to any holder of any Unit for any action taken in reliance on any Unit, certificate of shares, notice, opinion, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by the Unit Agent to be genuine and to have been signed, sent or presented by the proper party or parties.

       (e) The Issuer agrees to pay to the Unit Agent such compensation as shall be agreed to between the Issuer and the Unit Agent for all services rendered by the Unit Agent in connection with this Agreement, to reimburse the Unit Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Unit Agent in connection with this Agreement (including, without limitation, reasonable fees and expenses of counsel) and to indemnify the Unit Agent and its agents, employees, directors, officers and affiliates and save it and them harmless against any and all losses, liabilities and expenses of any nature whatsoever, including, without limitation, judgments, costs and counsel fees and actual expenses, for any action taken or omitted by the Unit Agent or arising in connection with this Agreement and the exercise by the Unit Agent of its rights hereunder and the performance by the Unit Agent of any of its obligations hereunder except as a result of the Unit Agent's gross negligence or bad faith or willful misconduct.

       (f) The Unit Agent, and any stockholder, director, officer, affiliate or employee ("Related Parties") of it, may buy, sell or deal in any of the Units, Notes, Warrants, Common Stock or other securities of the Issuer or become pecuniarily interested in any transaction in which the Issuer may be interested, or contract with or lend money to the Issuer or otherwise act as fully and freely as though it were not Unit Agent under this Agreement. Nothing herein shall preclude the Unit Agent or such Related Parties from acting in any other capacity for the Issuer or for any other legal entity.

       (g) The Unit Agent shall act hereunder solely as agent for the Issuer, the Trustee and the Warrant Agent, and its duties shall be determined solely by the provisions hereof. The Unit Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence or bad faith or willful misconduct.

       (h) No provision of this Agreement shall require the Unit Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

       (i) Before the Unit Agent acts or refrains from acting with respect to any matter contemplated by this Unit Agreement, it may require from the Issuer:

          (1)   an Officers' Certificate of the Issuer
       stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Unit Agreement relating to the proposed action have been complied with; and

          (2)   an opinion of counsel for the Issuer
       stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

       Each Officers' Certificate or opinion of counsel with respect to compliance with a condition or covenant provided for in this Unit Agreement shall include:

          (1)   a statement that the person making such
       certificate or opinion has read such covenant or condition;

          (2)   a brief statement as to the nature and
       scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

       The Unit Agent shall not be liable for any action it takes or omits to take in good faith in reliance on any such certificate or opinion.

       (j) In the absence of bad faith on its part, the Unit Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the

   Unit Agent and conforming to the requirements of this Unit
   Agreement. However, the Unit Agent shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Unit Agreement.

       (k) The Unit Agent may rely and shall be fully protected in relying upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Unit Agent need not investigate any fact or matter stated in the document.

       (l) The Unit Agent may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

       (m) To the extent applicable, the Unit Agent shall have all of the rights and protections afforded the Trustee under the Indenture and the Warrant Agent under the Warrant Agreement.

       SECTION 4.  Replacement of Unit Agent.  The Unit
Agent may resign by so notifying the Issuer. The Holders of a majority in principal amount of the outstanding Units may remove the Unit Agent by so notifying the Issuer and the Unit Agent and may appoint a successor Unit Agent. The Issuer may remove the Unit Agent if:

       (1)   the Unit Agent is adjudged bankrupt or
   insolvent;

       (2) a receiver or other public officer takes charge of the Unit Agent or its property; or

       (3)   the Unit Agent becomes incapable of acting.

       If the Unit Agent resigns or is removed or if a vacancy exists in the office of the Unit Agent for any reason, the Issuer shall notify each holder of such event and shall promptly appoint a successor Unit Agent. Notwithstanding any resignation or removal of the Unit Agent, the cancellation of the Units or the termination of this Agreement, the Issuer's obligations under Section 3(e) shall survive for the benefit of the retiring Unit Agent.

       SECTION 5. Successor Unit Agent by Merger, Etc. If the Unit Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Unit Agent.

       SECTION 6.  Notices to the Issuer and Unit Agent,
Trustee and Transfer Agent. Any notice or demand authorized by this Agreement to be given or made to the Issuer shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage paid, addressed

If to the Issuer:

          Park Communications, Inc.
          1700 Vine Center Office Tower
          333 West Vine Street
          Lexington, KY  40507
          Telecopier No.:  (606) 252-9609
          Attention:  Wright M. Thomas

If to the Unit Agent, the Trustee or the Warrant Agent:

          IBJ Schroder Bank & Trust Company
          One State Street
          New York, New York  10004
          Telecopier No.:  (212) 858-2952
          Attention:  Corporate Trust
                  Agencies & Administration

       The parties hereto by notice to the other parties may designate additional or different addresses for subsequent communications or notice.

       Any notice to be mailed to a holder of Units shall be mailed to him at his address as it appears on the register of Units maintained by the Unit Agent. Copies of any such communication shall also be mailed to the Unit Agent, Trustee and Warrant Agent. The Unit Agent shall furnish the Issuer, the Trustee or the Warrant Agent promptly when requested with a list of registered holders of Units for the purpose of mailing any notice or communication to the holders of the Notes or Warrants and at such other times as may be reasonably requested.

       SECTION 7.  Supplements and Amendments.  The Issuer
and the Unit Agent may from time to time supplement or amend this Agreement without the approval of any holders of Units in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Issuer, the Trustee, the Warrant Agent and the Unit Agent may deem necessary or desirable and which shall not in any way adversely affect the interests of the holders of Units. The Unit Agent shall be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel and an officers' certificate, each stating that the execution of any amendment or supplement authorized pursuant to this
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Section 7 is authorized or permitted by this Agreement.  Such opinion of counsel shall not be an expense of the Unit Agent. Any amendment or supplement to this Agreement that has a material adverse effect on the interests of Unit holders shall require the written consent of registered holders of the then outstanding Units representing not less than a majority of the then outstanding Units.

       SECTION 8.  Successors.  All the covenants and
provisions of this Agreement by or for the benefit of the Issuer, the Trustee, the Warrant Agent or the Unit Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

       SECTION 9. Governing Law. THIS AGREEMENT AND EACH UNIT ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

       SECTION 10. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or entity other than the Issuer, the Trustee, the Warrant Agent, the Unit Agent and the registered holders of the Units any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Issuer, the Trustee, the Warrant Agent, the Unit Agent and the registered holders of the Units.

       SECTION 11.  Counterparts.  This Agreement may be
executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                   PARK COMMUNICATIONS, INC.


                   By:
                       ------------------------------
                       Name:  Wright M. Thomas
                       Title: President


                   IBJ SCHRODER BANK & TRUST COMPANY,
                     as Unit Agent


                   By:
                       ------------------------------
                       Name:
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                       Title:
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